Silver Triangle Building
25505 West Twelve Mile Road, Suite 3000
Southfield, MI 48034-8339
(248) 353-2700
creditacceptance.com

NEWS RELEASE

FOR IMMEDIATE RELEASE

Date: October 30, 2006

Investor Relations: Douglas W. Busk
Treasurer
(248) 353-2700 Ext. 4432
IR@creditacceptance.com

NASDAQ Symbol: CACC

CREDIT ACCEPTANCE ANNOUNCES:
THIRD QUARTER 2006 EARNINGS

Southfield, Michigan – October 30, 2006 – Credit Acceptance Corporation (NASDAQ: CACC) (the “Company”) announced consolidated net income for the three months ended September 30, 2006 of $15.3 million or $0.44 per diluted share compared to $14.6 million or $0.38 per diluted share for the same period in 2005. For the nine months ended September 30, 2006, consolidated net income was $50.1 million or $1.38 per diluted share compared to $47.4 million or $1.21 per diluted share for the same period in 2005.

Income from continuing operations for the three months ended September 30, 2006 was $15.4 million, or $0.44 per diluted share compared to $13.9 million or $0.36 per diluted share for the same period in 2005. For the nine months ended September 30, 2006, income from continuing operations was $50.3 million or $1.38 per diluted share compared to $46.1 million or $1.17 per diluted share for the same period in 2005.

Floating Yield income from continuing operations (defined below), a non-GAAP financial measure, was $16.7 million for the three months ended September 30, 2006 or $0.48 per diluted share compared to $15.1 million or $0.39 per diluted share for the same period in 2005. For the nine months ended September 30, 2006, Floating Yield income from continuing operations was $49.8 million or $1.37 per diluted share compared to $46.1 million or $1.17 per diluted share for the same period in 2005.

Results for the three months ended September 30, 2006 compared to the same period in 2005 include the following:

•	Consumer loan unit volume increased 13.0%.

•	Consumer loan dollar volume increased 27.8%.

•	The number of active dealer-partners increased 20.6%.

•	Consumer loan unit volume per active dealer-partner decreased 6.6%.

•	Net cash collections on loans increased 16.9%.

•	Dealer holdback payments increased 28.4%.

GAAP Financial Results

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2006	2005	% Change	2006	2005	% Change
(Dollars in thousands, except per share data)
.
Net income	$15,342	$14,594	5.1	$50,145	$47,361	5.9
Income from continuing operations	15,434	13,949	10.6	50,338	46,082	9.2
Income from continuing operations per diluted share	0.44	0.36	22.2	1.38	1.17	17.9
Net operating profit after-tax (1)	19,019	16,897	12.6	59,640	54,298	9.8
.
Average debt	$260,439	$194,571	33.9	$223,807	$196,904	13.7
Average shareholders’ equity	281,631	342,017	(17.7)	313,996	324,764	(3.3)

Average capital	$542,070	536,588	1.0	$537,803	$521,668	3.1
.
Average debt to average shareholders’ equity ratio	0.9 to 1.0	0.6 to 1.0		0.7 to 1.0	0.6 to 1.0
.
Return on capital (2)	14.0%	12.6%	11.1	14.8%	13.9%	6.5

(1)	Net operating profit after-tax is equal to net income plus interest expense after-tax.

(2)	Return on capital is equal to annualized net operating profit after-tax divided by average capital.

Floating Yield Financial Results

The Company’s GAAP finance charge revenue is based on estimates of future cash flows and is recognized on a level yield basis. Under the level yield basis, the amount of finance charge revenue recognized in a given period, divided by the loan asset, is a constant percentage. Under GAAP, favorable changes in expected cash flows are treated as increases to the level yield and are recognized over time, while unfavorable changes are recorded as a current period expense. The non-GAAP measure (“Floating Yield”) is identical to the Company’s GAAP results except that, under the Floating Yield method, all changes in expected cash flows are treated as yield adjustments and therefore impact earnings over time. The GAAP treatment always results in a lower carrying value of the loan receivable asset, but may result in either higher or lower earnings for any given period depending on the timing and amount of expected cash flow changes.

The Company believes Floating Yield earnings are a more accurate reflection of the economics of the business since both favorable and unfavorable changes in estimated cash flows are treated consistently. The Company uses Floating Yield earnings to measure performance internally including financial performance measures utilized in incentive compensation plans.

The following table presents selected non-GAAP Floating Yield financial data.

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2006	2005	% Change	2006	2005	% Change
(Dollars in thousands, except per share data)
.
Net income	$16,615	$15,743	5.5	$49,587	$47,383	4.7
Income from continuing operations	16,707	15,098	10.7	49,780	46,104	8.0
Income from continuing operations per diluted share	0.48	0.39	23.1	1.37	1.17	17.1
Net operating profit after-tax	20,292	18,046	12.4	59,082	54,320	8.8
Average capital	$547,365	$544,112	0.6	$542,982	$529,426	2.6
Return on capital	14.8%	13.3%	11.3	14.5%	13.7%	5.8

The following table reconciles selected financial data from the Company’s GAAP financial results to the Floating Yield financial results.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2006	2005	2006	2005
(Dollars in thousands)
.
GAAP net operating profit after-tax	$19,019	$16,897	$59,640	$54,298
Floating Yield adjustment	1,273	1,149	(558)	22

Floating Yield net operating profit after-tax	$20,292	$18,046	$59,082	$54,320
.
GAAP average capital	$542,070	$536,588	$537,803	$521,668
Floating Yield adjustment	5,295	7,524	5,179	7,758

Floating Yield average capital	$547,365	$544,112	$542,982	$529,426

Consumer Loan Performance

The following table compares the Company’s forecast of consumer loan collection rates as of September 30, 2006 with the forecast as of December 31, 2005:

	September 30, 2006	December 31, 2005
Loan Origination Year	Forecasted Collection %	Forecasted Collection %	Variance
1996	55.1%	55.0%	0.1%

1997	58.4%	58.3%	0.1%

1998	67.6%	67.7%	(0.1%)

1999	72.5%	72.7%	(0.2%)

2000	73.0%	73.2%	(0.2%)

2001	67.6%	67.2%	0.4%

2002	70.6%	70.3%	0.3%

2003	74.4%	74.0%	0.4%

2004	73.9%	72.9%	1.0%

2005	74.3%	73.6%	0.7%

Collection results during the first nine months of 2006 generally exceeded the Company’s expectations at December 31, 2005 and had a positive impact on forecasted consumer loan collection rates.

Refer to the Company’s Form 10-Q, which has been filed today with the Securities and Exchange Commission, and will appear on the Company’s website at creditacceptance.com for a complete discussion of the results of operations and financial data for the three and nine months ended September 30, 2006.

Cautionary Statement Regarding Forward-Looking Information

The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of its forward-looking statements. Certain statements in this release that are not historical facts, such as those using terms like “may,” “will,” “should,” “believes,” “expects,” “anticipates,” “assumes,” “forecasts,” “estimates,” “intends,” “plans” and those regarding the Company’s future results, plans and objectives, are “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements represent the Company’s outlook only as of the date of this release. While the Company believes that its forward-looking statements are reasonable, actual results could differ materially since the statements are based on our current expectations, which are subject to risks and uncertainties. Factors that might cause such a difference include, but are not limited to, the factors set forth in Item 1A of the Company’s Form 10-K for the year ended December 31, 2005, other risk factors discussed herein or listed from time to time in the Company’s reports filed with the Securities and Exchange Commission and the following:

•	The Company’s inability to accurately forecast the amount and timing of future collections could have a material adverse effect on results of operations.

•	Due to increased competition from traditional financing sources and non-traditional lenders, the Company may not be able to compete successfully.

•	The Company’s ability to maintain and grow the business is dependent on the ability to continue to access funding sources and obtain capital on favorable terms.

•	The Company may not be able to generate sufficient cash flow to service its outstanding debt and fund operations.

•	The substantial regulation to which the Company is subject limits the business, and such regulation or changes in such regulation could result in potential liability.

•	Adverse changes in economic conditions, or in the automobile or finance industries or the non-prime consumer finance market, could adversely affect the Company’s financial position, liquidity and results of operations and its ability to enter into future financing transactions.

•	Litigation the Company is involved in from time to time may adversely affect its financial condition, results of operations and cash flows.

•	The Company is dependent on its senior management and the loss of any of these individuals or an inability to hire additional personnel could adversely affect its ability to operate profitably.

•	Natural disasters, acts of war, terrorist attacks and threats or the escalation of military activity in response to such attacks or otherwise may negatively affect the business, financial condition and results of operations.

Other factors not currently anticipated by management may also materially and adversely affect the Company’s results of operations. The Company does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Description of Credit Acceptance Corporation

Since 1972, Credit Acceptance has provided auto loans to consumers, regardless of their credit history. Our product is offered through a nationwide network of automobile dealers who benefit from sales of vehicles to consumers who otherwise could not obtain financing; from repeat and referral sales generated by these same customers; and from sales to customers responding to advertisements for our product, but who actually end up qualifying for traditional financing.

Without our product, consumers may be unable to purchase a vehicle or they may purchase an unreliable one, or they may not have the opportunity to improve their credit standing. As we report to the three national credit reporting agencies, a significant number of our customers improve their lives by improving their credit score and move on to more traditional sources of financing. Credit Acceptance is publicly traded on the NASDAQ under the symbol CACC. For more information, visit creditacceptance.com.